CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated May 26, 2011, on the financial statements of Clarity Fund, Inc., comprising the Clarity Fund (the “Fund”) as of March 31, 2011, and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to Clarity Fund, Inc. Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

July 27, 2011